EX-99.(b)(1)

AMENDED AND RESTATED

BY-LAWS

OF

GOLDMAN SACHS TRUST II

These Amended and Restated By-laws of Goldman Sachs Trust II, a Delaware statutory trust, are subject to the Amended and Restated Agreement and Declaration of Trust of the Trust dated April 16, 2013, as from time to time amended, supplemented or restated (the “Declaration of Trust”). Capitalized terms used herein and not herein defined have the same meanings as in the Declaration of Trust and the provisions of Sections 8.5, 8.6, 8.7 and 8.11 of the Declaration of Trust shall apply to these By-laws mutatis mutandis. In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust control.

ARTICLE I

OFFICES AND SEAL

Section 1.1 Principal Office . The principal executive office of the Trust, and such additional offices as the Board of Trustees or the officers of the Trust may establish, shall be located in such places as the Board of Trustees or the officers may, from time to time, determine.

Section 1.2 Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 1.3 Seal. The Board of Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Trustee or officer of the Trust shall have authority to affix the seal of the Trust to any document requiring the same.

ARTICLE II

SHAREHOLDERS

Section 2.1 Annual Meetings. There shall be no annual meetings of Shareholders for the election of Trustees or the transaction of any other business except as required by the 1940 Act or other applicable federal law, or as otherwise determined by the Trustees, in their sole discretion. In the event any annual meeting of Shareholders is to be held, it shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees.

Section 2.2 Special Meetings. Special meetings of Shareholders shall be held as provided herein or in the Declaration of Trust, as required by the 1940 Act or other applicable federal law, or as otherwise determined by the Trustees, in their sole discretion. Special meetings of Shareholders shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees. Except as required by federal law, including the 1940 Act, Shareholders shall not be entitled to call, or to have the Secretary call, special meetings of the Shareholders. To the extent required by federal law, including the 1940 Act, special meetings of the Shareholders shall be called by the Secretary upon the request of the Shareholders owning Shares representing at least the percentage of the total combined votes of all Shares of the Trust issued and outstanding required by federal law, including the 1940 Act, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders.

Section 2.3 Notice of Meetings. The Secretary or an Assistant Secretary shall call a meeting of Shareholders by order pursuant to Section 2.2 by giving written notice of the place (including that the meeting will be held by remote communication, as applicable), date and hour, and general nature of the business to be transacted at that meeting not less than ten (10) days (or such other number of days as the Board of Trustees shall determine in its sole discretion) before the date of the meeting, to each Shareholder entitled to vote at such meeting. Notice of any meeting of Shareholders may be given either (i) by hand delivery, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and given or addressed to the Shareholder at the address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent, or (ii) through a press release or other broadly disseminated means of communication, subject to any applicable requirements of federal law and the laws of the State of Delaware. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with an overnight courier or sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication as otherwise provided herein. No notice of any meeting need be given to any Shareholder who attends such meeting in person or to any Shareholder who waives notice of such meeting (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 2.4 Postponement, Adjournment and Change of Place of Meetings. Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may, in its sole discretion, which may be delegated to the officers of the Trust, postpone or change the place of such meeting (including by specifying that the meeting will be held by remote communication) one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed or changed of the place (including that the meeting will be held by remote communication, as applicable) , date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 2.3. Any Shareholders’ meeting may be adjourned by the chair of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the chair of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place (including that the meeting will be held by remote communication, as applicable) as determined by the Board of Trustees or by the chair of the meeting or the officers of the Trust or other authorized persons pursuant to delegated authority from the Trustees in the sole discretion of such Trustees, chair, officers or authorized persons and announced at the meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chair of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 2.5 Voting – Proxies. At all meetings of the Shareholders, every Shareholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such Shareholder, or his or her duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Trustees or any officer of the Trust. Notwithstanding the foregoing, if a proposal is submitted to a vote of the Shareholders of any Series or Class by anyone other than the officers or Trustees, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, shares may be voted only in person or by written proxy. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust.

Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, (b) by a subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new such record date.

A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.

Section 2.6 Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided below in this section, in which event such inspectors of election shall decide all such questions.

A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Declaration of Trust, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the chair of the meeting may, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed as an inspector.

The chair of the meeting may cause a vote by ballot to be taken upon any election or matter.

Section 2.7 Organization. At every meeting of Shareholders, the Chair or, in his or her absence, the President or, in his or her absence, a Vice President or, in the absence of any of the foregoing officers, any other officer of the Trust, shall act as chair of the meeting. At every meeting of Shareholders, the Secretary or, in his or her absence, an Assistant Secretary, or, in the absence of either of the foregoing officers, a secretary of the meeting chosen by the chair shall act as secretary.

Subject to these By-laws, the Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient, and, subject to these By-laws and such rules and regulations of the Board of Trustees, if any, the chair of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors, the adjournment of the meeting, and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

Section 2.8 Record Date. The Trustees may fix in advance a date up to one hundred and twenty (120) days (or such other number of days as the Board of Trustees shall determine in its sole discretion) before the date of any Shareholders’ meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting (subject to the provisions of Section 6.2(e) of the Declaration of Trust with respect to redeemed Shares). Subject to the provisions of Section 6.2(e) of the Declaration of Trust with respect to redeemed Shares, the Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting that has been postponed or reconvened after one or more adjournments, unless the Trustees have fixed a new record date.

Section 2.9 Voting Power. Notwithstanding any other provision of these By-laws, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of net asset value of the Share determined at the close of business on the record date shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, the Declaration of Trust or these By-laws.

Section 2.10 Quorum; Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, the presence in person or by proxy of Shareholders owning Shares representing one-third (1/3) or more of the total combined votes of all Shares of each Series or Class, or of the Trust, as applicable, entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to such Series or Class or with respect to the entire Trust, respectively. At all meetings of the Shareholders, a quorum being present, the Trustees shall be elected by a vote of a plurality of the votes cast by Shareholders present in person or by proxy and all other matters shall be decided by a majority of the votes cast by Shareholders present in person or by proxy; provided, that if the Declaration of Trust, these By-laws or applicable federal law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the votes cast by the Shareholders of that Series or Class present in person or by proxy shall decide that matter insofar as that Series or Class is concerned; provided, further, that if the matter to be voted on is one for which by express provision of the 1940 Act, a different vote is required, then in such case such express provision shall control the decision of such matter. There shall be no cumulative voting for Trustees. Subject to the provisions of Section 6.2(e) of the Declaration of Trust, only Shareholders of record shall be entitled to vote.

Section 2.11 Action Without Meeting. Any action to be taken by Shareholders may be taken without a meeting if a majority (or such greater amount as may be required by law) of the total combined votes of all Shares entitled to vote on the matter consent to the action in writing. Such written consents shall be filed with the records of Shareholders’ meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

Section 2.12 Abstentions and Broker Non-Votes. Subject to the provisions of Section 6.2(e) of the Declaration of Trust with respect to redeemed Shares, (A) Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval and (B) Shares held in “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as present and outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted (votes cast) with respect to such proposal or proposals.

Section 2.13 Meetings by Remote Communication. The Trustees may, in their sole discretion, determine that a meeting of Shareholders may be held solely by means of remote communication. If authorized by the Trustees, in their sole discretion, and subject to such guidelines and procedures as the Trustees may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication: (a) participate in a meeting of

Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Trust shall implement such measures as the Trustees deem to be reasonable (A) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; and (B) to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders; and (ii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust.

Section 2.14 Application of this Article. Meetings of Shareholders shall consist of Shareholders of any Series or Class thereof or of all Shareholders and this Article shall be construed accordingly.

ARTICLE III

BOARD OF TRUSTEES

Section 3.1 Regular Meetings. Regular meetings of the Board of Trustees shall be at such time and place as shall be fixed by the Trustees. Such regular meetings may be held without notice.

Section 3.2 Special Meetings. Special meetings of the Board of Trustees or any committee for any purpose or purposes shall be held whenever and wherever ordered by the Chair of the Board, the President or by any one of the Trustees.

Section 3.3 Meetings by Telephone; Proxies. Subject to any applicable requirements of federal law, including the 1940 Act, (i) any meeting, regular or special, of the Board of Trustees (or any committee) may be held by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting and (ii) at all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the Secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by federal law, including the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication.

Section 3.4 Notice. Subject to any applicable requirements of federal law, including the 1940 Act and except as otherwise provided, notice of any regular meetings need not be given. Special meetings shall be held whenever called by the President, the Chair of the Board or by any one of the Trustees, at the time being in office. Notice of special meetings shall be given by the Secretary or an Assistant Secretary to each Trustee or by the officer or Trustee calling the meeting, by telephone, cable, wireless, facsimile, e-mail or other electronic mechanism to each Trustee at his or her business address (or such other location designated by the Trustee to an officer of the Trust), or personally delivered to him at least one day before the meeting. Notwithstanding the foregoing, notice may be given by any such electronic mechanism or by personal delivery at any time before the meeting, provided that (a) the Trustee or officer calling the meeting shall have made a good faith determination that the subject of the meeting is sufficiently urgent to require expedited notice; (b) such determination shall be ratified by the unanimous vote of the Trustees participating in the meeting; and (c) each Trustee is afforded the opportunity to participate in such meeting by conference telephone or similar communications equipment as provided in Section 3.3.

Section 3.5 Waiver of Notice. No notice of any meeting need be given to any Trustee who attends such meeting in person or to any Trustee who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. Any written consent or waiver may be provided and delivered to the Trust by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means. A notice or waiver of notice need not specify the purpose of any meeting.

Section 3.6 Quorum and Voting. At all meetings of the Board of Trustees the presence of the lesser of (a) three Trustees or (b) a majority or more of the number of Trustees then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the Declaration of Trust or federal law, including the 1940 Act.

Section 3.7 Action Without a Meeting. Except as otherwise provided under federal law, including the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting if written consents thereto are signed by a majority of the Trustees. Except as otherwise provided under federal law, including the 1940 Act, any such written consent may be given by telegram, facsimile, telex, telecopier, electronic mail or similar electronic means. Copies of such written consents shall be filed with the minutes of the proceedings of the Board of Trustees. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 3.8 Powers and Duties of the Chair. The Trustees may, but need not, appoint from among their number a Chair of the Board. When present he or she may preside at the meetings of the Shareholders and of the Trustees. He or she may call meetings of the Trustees and of any committee thereof whenever he or she deems it necessary.

ARTICLE IV

COMMITTEES AND ADVISORY BOARD

Section 4.1 Establishment of Committees. The Board of Trustees may designate one or more committees of the Trustees. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Trustees, but shall not exercise any power that under federal law, including the 1940 Act, may lawfully be exercised only by the Board of Trustees.

Section 4.2 Proceedings, Quorum and Manner of Acting. In the absence of an appropriate resolution of the Board of Trustees, any committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

Section 4.3 Advisory Board. The Trustees may appoint an Advisory Board having one or more members. Members of such Advisory Board shall not be Trustees, officers, employees of Goldman Sachs Asset Management, L.P. (the “Investment Adviser”) or employees of an affiliate of the Investment Adviser and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may determine and may resign therefrom by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may provide. Subject to any applicable provisions of the Declaration of Trust, the compensation of members of the Advisory Board shall be fixed from time to time by the Trustees.

ARTICLE V

TRUST OFFICERS

Section 5.1 General. The officers of the Trust shall include a President, a Secretary and a Treasurer. The Trustees may elect such other officers or agents as the business of the Trust may require, including, without limitation, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. No such officer need be a Trustee or a Shareholder.

Section 5.2 Election, Term of Office and Qualifications. The Trustees shall elect the officers of the Trust. Each officer elected by the Trustees shall hold office at the pleasure of the Board of Trustees until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, removal or resignation. Any person may hold one or more offices of the Trust except that the President may not hold the office of Vice President, the Secretary may not hold the office of Assistant Secretary, and the Treasurer may not hold the office of Assistant Treasurer; provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer.

Section 5.3 Resignation. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Trustees, the Chair of the Board, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.4 Removal. Any officer may be removed from office with or without cause by the Board of Trustees. In addition, any officer or agent hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees.

Section 5.5 Vacancies and Newly Created Offices. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.

ARTICLE VI

EXECUTION OF INSTRUMENTS

Section 6.1 General. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the President, any Vice President, the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Waiver of Notice. Whenever any notice is permitted or required to be given by these By-laws or the Declaration of Trust or the laws of the State of Delaware, a waiver thereof provided or delivered to the Trust by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means by the person or persons entitled to said notice, whether before or after the time such notice was to be given, shall be deemed equivalent thereto.

ARTICLE VIII

AMENDMENTS

These By-laws may only be amended by the Trustees of the Trust, and no Shareholder vote shall be required for any such amendment.

Adopted as of April 16, 2013

Revised: August 10-11, 2021